SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  May 26, 2011

TGC INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32472	74-2095844
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

101 E. Park Blvd., Suite 955

Plano, TX  75074

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (972) 881-1099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                          Other Events.

On May 26, 2011, TGC Industries, Inc. (“TGC”) received a request for additional information (a “second request”) from the Antitrust Division of the United States Department of Justice (the “Antitrust Division”) in connection with the Antitrust Division’s review of TGC’s previously announced proposed merger with 6446 Acquisition Corp. (“Merger Sub”), a subsidiary of Dawson Geophysical Company (“Dawson”), pursuant to which TGC would become a wholly-owned subsidiary of Dawson (the “Merger”).  This second request extends the waiting period imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 until 30 days after TGC has substantially complied with the second request unless that period is extended voluntarily by the parties or terminated sooner by the Antitrust Division.  TGC is in the process of gathering information to respond to the second request and is working cooperatively with the staff of the Antitrust Division as it reviews the proposed transaction.

Important Information For Investors And Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  The transactions contemplated by the Merger Agreement by and among TGC, Dawson and Merger Sub, including the proposed Merger and the proposed issuance of Dawson Common Stock in the Merger, will, as applicable, be submitted to the shareholders of TGC and Dawson for their consideration.  Dawson will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a joint proxy statement of TGC and Dawson that also constitutes a prospectus of Dawson.  TGC and Dawson will mail the joint proxy statement/prospectus to their respective shareholders.  TGC and Dawson also plan to file other documents with the SEC regarding the proposed transaction.  INVESTORS AND SECURITY HOLDERS OF TGC AND DAWSON ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and shareholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents containing important information about TGC and Dawson, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov.  TGC and Dawson make available free of charge at www.tgcseismic.com and www.dawson3d.com, respectively (in the “Investor Relations” section), copies of materials they file with, or furnish to, the SEC, or investors and shareholders may contact TGC at (972) 881-1099 or c/o Dennard Rupp Gray & Lascar, LLC, at (713) 529-6600, or Dawson at (432) 684-3000 to receive copies of documents that each company files with or furnishes to the SEC.

Participants in the Merger Solicitation

TGC, Dawson, and certain of their respective directors and officers may be deemed to be participants in the solicitation of proxies from the shareholders of TGC and Dawson in connection with the proposed transactions.  Information about the directors and officers of TGC is set forth in its Amendment No. 1 to Annual Report on Form 10-K/A which was filed with the SEC on April 15, 2011.  Information about the directors and officers of  Dawson is set forth in its proxy statement for its 2011 annual meeting of shareholders which was filed with the SEC on December 7, 2010.  These documents can be obtained free of charge from the sources indicated above.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TGC INDUSTRIES, INC.

Date: June 2, 2011	By:	/s/ Wayne A. Whitener
Wayne A. Whitener
President and CEO (Principal Executive Officer)